Exhibit 99.1

Contact:	Andrea Vedanayagam
Director, Corporate Communications
QuickLogic Corporation
(408) 990-4000
andrea@quicklogic.com

QuickLogic Announces Completion of CSSP-Focused

Operational Alignment

•	Reducing fixed costs to enable a lower break-even revenue level and optimal profitability scaling with revenue growth

•	Greater headroom for discretionary variable cost investments enhances both the agility to react to customer and market requirements, and the ability to serve a broader scope of applications

•	Shifting a portion of both base salary and incentive compensation from cash to restricted stock units (stock-based compensation)

SUNNYVALE, Calif., June 3, 2008 — QuickLogic® Corporation (NASDAQ:QUIK), the lowest power programmable solutions leader, today announced it has completed its planned Customer Specific Standard Product (CSSP) focused operational alignment.  This improved alignment of resources is designed to optimize QuickLogic’s ability to address the emerging market for CSSP platforms.

By aligning its resources for speed and agility, QuickLogic has reduced its headcount by17 percent and is saving more than 25 percent in total non-GAAP operational costs.  The company will record non-cash impairment charges of $1.8 million to $2.4 million and one-time cash charges of approximately $500,000 between now and the end of the third quarter of 2008.

“We believe this operational alignment will accomplish a number of objectives important to both our future growth and the interests of our stockholders,” said  E. Thomas Hart, chairman, president and CEO.  “Key to optimizing the success of our CSSP strategy is our ability to react quickly to customer requirements and to offer the broadest possible array of solutions.  To accomplish these goals, we have lowered our fixed engineering costs, creating a larger variable cost budget for specialized design support.  This change allows us to more quickly address the opportunities presented by our target customers by leveraging the diverse analog and digital design talent available around the world.”

“In addition to improving our agility and the scope of opportunities we can address, this new alignment significantly lowers our breakeven point and positions QuickLogic to scale more profitably in the quarters to come,” Mr. Hart said.  “While CSSP design activity has continued to grow, the aggregate softness of consumer demand continues to hamper the ability of our customers to forecast if and when their new designs will go into production.  Between this and our relatively flat revenue from mature products and declining end-of-life product revenue, we expect our new alignment will conserve our strong cash position and give us the resources to work through this period of limited new product revenue visibility.”

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics OEMs and ODMs.  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO regarding the expected benefits of the operational alignment and headcount reduction.  These statements are based on current expectations that involve risks and uncertainties.  Statements which express that the Company “believes,” “anticipates,” “expects” or “plans to,” as well as other statements which are not historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, expectations for future revenue growth and cash  position.  The Company’s actual results may differ from the results described in the forward-looking statements.  Factors that could cause actual results to differ from expectations include, but are not limited to, delays in market acceptance of our CSSPs; the ability to convert design opportunities into revenue; the level and timing of customer design activity; future spending and liquidity; breadth of product offering; our ability to realize benefits of our cost reduction measures; the Company’s ability to scale and grow; market acceptance of our customers’ products; and general conditions in the global economy and specifically the semiconductor industry.  These and other risk factors are detailed in QuickLogic’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

###

Code: QUIK-G